EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports

Third Quarter 2010 Results

Capital Management Initiatives Continue with the Repurchase of Nearly 945,000 Shares

NEW YORK, October 28, 2010 — Investment Technology Group, Inc. (NYSE: ITG), a leading agency broker and financial technology firm, today reported results for the quarter ended September 30, 2010.  Net income for the third quarter of 2010 was $6.2 million, or $0.14 per diluted share on revenues of $130.4 million.  For the third quarter of 2009, net income was $17.5 million, or $0.40 per diluted share, on revenues of $158.4 million.

ITG’s non-U.S. revenues were $42.3 million in the third quarter of 2010, a 3% decline from $43.8 million in the third quarter of 2009.  Non-U.S. operations posted a net loss of $1.0 million in the third quarter of 2010, compared to income of $0.2 million in the third quarter of 2009.

“Diminished investor confidence and continued equity mutual fund outflows reduced U.S. trading volumes during the quarter by 25% sequentially, weighing on our third quarter results,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “In the face of these headwinds, we believe that the recent Majestic acquisition will enable us to serve an expanded range of clients at every institution we cover, from traders to analysts and portfolio managers, while we significantly expand our addressable market.  As we work to integrate Majestic and introduce the new offering to our clients, we will maintain our operating discipline and our focus on increased capital efficiency.”

ITG continued its focus on capital management initiatives through its share repurchase program. ITG repurchased 944,928 shares of its common stock under its authorized share repurchase program during the third quarter of 2010 at an average price of $14.55, bringing year-to-date repurchases to 2.4 million shares.  ITG ended the third quarter with $339.5 million of cash and cash equivalents, up from $325.9 million at June 30, 2010.

Year-to-Date Results

For the nine months ended September 30, 2010, revenues were $432.4 million, net income was $22.1 million and diluted earnings per share was $0.51.  Excluding non-operating items, pro forma operating net income was $33.4 million and pro forma diluted earnings per share were $0.77 in the first nine months of 2010.  For the first nine months of 2009, revenues were $482.1 million, net income was $50.6 million and diluted earnings per share were $1.15.  There were no pro forma adjustments in the first nine months of 2009.

The discussion above includes pro forma operating net income and related per share amounts which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to U.S. GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss third quarter results.  Those wishing to listen to the call should dial 800-901-5248 (1-617-786-4512 outside the U.S.) and enter the passcode 92915865 at least 10 minutes prior to the start of the call to ensure connection.  The conference call and webcast will also be accessible through ITG’s website at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 888-286-8010 (1-617-801-6888 outside the U.S.) and entering the passcode 77178542. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

Investment Technology Group, Inc., is an independent agency research broker that partners with asset managers globally to improve performance throughout the investment process. A leader in electronic trading since launching the POSIT® crossing network in 1987, ITG takes a consultative approach in delivering the highest quality institutional liquidity, execution services, analytical tools, and proprietary research insights grounded in data.  Asset managers rely on ITG’s independence, experience, and intellectual capital to help mitigate risk, improve performance, and navigate increasingly complex markets. The firm is headquartered in New York with offices in North America, Europe, and the Asia Pacific region. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout ITG’s 2009 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, potential impairment charges related to goodwill and other long-lived assets, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, our ability to attract and retain talented employees, as well as general economic, business, credit and financial market conditions, internationally or nationally. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Contact:

J.T. Farley

212-444-6259

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Commissions and fees	$105,948	$132,069	$358,366	$407,113
Recurring	21,912	22,145	66,644	65,290
Other	2,536	4,224	7,398	9,667
Total revenues	130,396	158,438	432,408	482,070

Expenses:
Compensation and employee benefits	50,627	56,758	158,678	175,833
Transaction processing	19,401	24,204	63,641	72,050
Occupancy and equipment	14,423	14,958	44,589	44,696
Telecom and data processing services	12,759	13,770	39,365	41,052
Other general and administrative	21,652	20,307	71,737	60,705
Goodwill impairment	—	—	5,375	—
Restructuring charges	—	—	2,250	—
Interest expense	158	407	588	2,220
Total expenses	119,020	130,404	386,223	396,556
Income before income tax expense	11,376	28,034	46,185	85,514
Income tax expense	5,166	10,556	24,035	34,887
Net income	$6,210	$17,478	$22,150	$50,627

Earnings per share:
Basic	$0.15	$0.40	$0.51	$1.16
Diluted	$0.14	$0.40	$0.51	$1.15

Basic weighted average number of common shares outstanding	42,407	43,627	43,148	43,479
Diluted weighted average number of common shares outstanding	42,941	44,126	43,776	43,859

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Cash and cash equivalents	$339,473	$330,879
Cash restricted or segregated under regulations and other	82,868	95,787
Deposits with clearing organizations	27,115	14,891
Securities owned, at fair value	7,107	6,768
Receivables from brokers, dealers and clearing organizations	1,022,026	364,436
Receivables from customers	733,777	298,342
Premises and equipment, net	34,032	41,437
Capitalized software, net	63,125	68,913
Goodwill	419,903	425,301
Other intangibles, net	25,150	27,263
Income taxes receivable	5,747	13,897
Deferred taxes	1,888	2,910
Other assets	21,889	12,279
Total assets	$2,784,100	$1,703,103

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$164,909	$209,496
Short-term bank loans	20,374	—
Payables to brokers, dealers and clearing organizations	993,320	248,664
Payables to customers	691,145	299,200
Securities sold, not yet purchased, at fair value	1,276	31
Income taxes payable	15,237	14,113
Deferred taxes	18,956	16,999
Long-term debt	11,200	46,900
Total liabilities	1,916,417	835,403

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,790,608 and 51,682,153 shares issued at September 30, 2010 and December 31, 2009, respectively	518	517
Additional paid-in capital	239,176	233,374
Retained earnings	831,303	809,153
Common stock held in treasury, at cost; 9,946,635 and 7,891,717 shares at September 30, 2010 and December 31, 2009, respectively	(212,250)	(182,743)
Accumulated other comprehensive income (net of tax)	8,936	7,399
Total stockholders’ equity	867,683	867,700
Total liabilities and stockholders’ equity	$2,784,100	$1,703,103

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of U.S. GAAP Results to Pro Forma Operating Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Pro forma operating net income and pro forma diluted earnings per share are non-GAAP (generally accepted accounting principles) performance measures, but ITG believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. Pro forma earnings per share should be viewed in addition to, and not in lieu of, ITG’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro forma results for the periods presented (in thousands except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$130,396	$158,438	$432,408	$482,070

Total expenses	119,020	130,404	386,223	396,556
Less:
Software write-down (1)	—	—	(6,091)	—
Goodwill impairment (2)	—	—	(5,375)	—
Restructuring charges (3)	—	—	(2,250)	—
Pro forma operating expenses	119,020	130,404	372,507	396,556

Income before income tax expense	11,376	28,034	46,185	85,514
Effect of pro forma adjustment	—	—	13,716	—
Pro forma pre-tax operating income	11,376	28,034	59,901	85,514

Income tax expense	5,166	10,556	24,035	34,887
Tax effect of pro forma adjustment	—	—	2,482	—
Pro forma operating income tax expense	5,166	10,556	26,517	34,887

Net income	6,210	17,478	22,150	50,627
Net effect of pro forma adjustment	—	—	11,234	—
Pro forma operating net income	$6,210	$17,478	$33,384	$50,627

Diluted earnings per share	$0.14	$0.40	$0.51	$1.15
Net effect of pro forma adjustment	—	—	0.26	—
Pro forma diluted operating earnings per share	$0.14	$0.40	$0.77	$1.15

Notes:

(1)          As part of a fourth quarter 2009 restructuring, ITG made certain changes to its product priorities and wrote-off $2.4 million of capitalized development initiatives that were not yet deployed. As ITG’s product development plan continued to evolve in the first quarter of 2010, it was determined that additional amounts capitalized in 2009 were not likely to be used and a further $6.1 million pre-tax ($3.5 million after-tax) write-off was recorded.

(2)          In the second quarter of 2010, ITG recorded an impairment charge of $5.4 million for the entire amount of goodwill attributable its Australian operations, which is included within the Asia Pacific operating segment.

(3)          In the second quarter of 2010, ITG committed to a restructuring plan in the Asia Pacific operating segment to close its on-shore operations in Japan resulting in lower operating costs and reduced capital requirements.  Restructuring charges include employee severance, contract termination costs and non-cash write-offs of fixed assets and capitalized software, offset by reversals of accruals related to the fourth quarter 2009 restructuring.